SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                            (Amendment No.     )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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      14a-6(e)(2))
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[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to [SECTION]240.14a-11(c) or
      [SECTION]240.14a-12


                           PENNICHUCK CORPORATION
--------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

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                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          Thursday, April 20, 2000

To the Shareholders of Pennichuck Corporation:

      Notice is hereby given that the Annual Meeting of Shareholders of Pennichuck Corporation ("Company") will be held at 3:00 p.m. on Thursday, April 20, 2000, at the Nashua Marriott Hotel, 2200 Southwood Drive, Nashua, New Hampshire for the following purposes:

      (1)    To elect three directors;
      (2) To ratify the appointment by the Board of Directors of the firm of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000;
      (3) To act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 5,000,000 to 11,500,000;
      (4)    To act upon a proposal to approve the 2000 Stock Option Plan;
             and
      (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on March 13, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your attention is directed to the attached Proxy Statement.

                                       By Order of the Board of Directors,

                                       JAMES L. SULLIVAN, JR.
                                       Secretary

Nashua, New Hampshire
March 20, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY WILL NOT AFFECT YOUR RIGHTS TO VOTE AT THE MEETING IF THE PROXY IS REVOKED AS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

                           ----------------------
                           PENNICHUCK CORPORATION
                               4 Water Street
                         Nashua, New Hampshire 03061
                         ---------------------------

                               PROXY STATEMENT
                                     for
                       ANNUAL MEETING OF SHAREHOLDERS
                                to be held on
                               April 20, 2000

                            GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy are being mailed to shareholders beginning on or about March 20, 2000. They are furnished in connection with the solicitation of proxies by the Board of Directors of Pennichuck Corporation ("Company") for use at the Annual Meeting of Shareholders to be held on Thursday, April 20, 2000, and at any adjournment or adjournments thereof. Holders of the Company's common stock are entitled to one vote for each share held of record at the close of business on March 13, 2000. Shareholders are not entitled to cumulate their votes. On March 13, 2000, 1,751,871 shares of common stock of the Company were issued and outstanding, all of which were entitled to vote, and 15,557 shares were held as treasury stock.

      A copy of the Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement.

                              VOTING PROCEDURES

      If the accompanying proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with any choice specified. Where no choice is specified, executed proxies will be voted: (1) FOR the election of the three nominees as directors of the Company; (2) FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000; (3) FOR approval of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized common shares from 5,000,000 to 11,500,000; and (4) FOR approval of the proposal to adopt the 2000 Stock Option Plan. If any matters not specified in this Proxy Statement are properly brought before the Annual Meeting, the shares represented by executed proxies will be voted at the discretion of the proxy holders. As of the date hereof, management is not aware of any other matters to be voted upon.

      Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering a duly executed written notice of revocation to the Secretary of the Company at the above address, by executing and delivering to the Secretary another duly executed proxy dated as of a later date, or by voting in person at the Annual Meeting.

      In addition to the solicitation of proxies by mail, the directors, officers and regular employees of the Company may also solicit proxies personally or by telephone or other means. None of such directors, officers and employees will receive any compensation for such solicitation activities beyond their usual compensation. All costs of soliciting proxies, including reimbursement of certain brokers, fiduciaries and nominees for their expenses in obtaining voting instructions from beneficial owners, will be borne by the Company.

      The Company's Bylaws require that the holders of a majority of all shares of common stock outstanding and entitled to vote at a meeting be present in person or by proxy at a meeting of shareholders in order to constitute a quorum for the transaction of business. When a quorum is present, the Bylaws of the Company also require the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy, and voting, at the meeting in order to elect directors, to approve the 2000 Stock Option Plan, and to ratify the appointment of Arthur Andersen LLP. When a quorum is present, the Company's Articles of Incorporation require the affirmative vote of a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting in order to adopt the proposed amendment to the Company's Articles of Incorporation. An abstention from voting on a particular matter, or, where a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, will have the same effect as a vote withheld on the election of directors or as a vote against another matter submitted to the shareholders for vote, as the case may be.

                             GENERAL DISCLOSURES

Security Ownership of Certain Beneficial Owners

      To the best knowledge of the Company, and except as otherwise indicated below (see "Security Ownership of Management"), the following are the only person(s) or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") who beneficially owned more than 5% of the Company's outstanding common stock as of March 3, 2000. The following table, based on filings with the Securities and Exchange Commission, sets forth information with respect to the shares of the Company's common stock owned by such person or group of persons.


Name and Address of             Amount and Nature of    % Common Stock
Beneficial Owner                Beneficial Ownership    Outstanding (2)
----------------------------    --------------------    ---------------
Bank of New Hampshire (1)             108,202                5.99%
Trust and Investment Services
143 North Main Street
Concord, New Hampshire 03301

--------------------

<F1>  The Bank of New Hampshire claims sole power to vote or to direct the vote over 91,077 shares; shared power to vote or to direct the vote over 17,125; sole power to dispose or to direct the disposition of 33,939 shares; and shared power to dispose or to direct the disposition of 74,263 shares.
<F2>  Calculation of percentage is based upon a total of 1,805,866 shares, which total includes shares outstanding and entitled to vote of 1,751,871 plus 53,995 shares which have not been issued but which may be issued with 60 days of March 3, 2000 if such persons having rights to exercise stock options within such period exercise such rights.

Security Ownership of Management

      To the best knowledge of the Company, the following table sets forth information as of March 3, 2000 with respect to the shares of the Company's common stock beneficially owned by each nominee and director, and by all nominees, directors and officers as a group:


                                  Amount and         % of Common
                                   Nature of          Stock Out-
                                   Beneficial         standing if
Name of Beneficial Owner        (Ownership(1)3)    more than 1%)(2)
------------------------        ---------------    ----------------
Maurice L. Arel(3)(5)                32,418              1.8%
Joseph A. Bellavance (3)(4)          10,012                 -
Charles E. Clough                    17,693              1.0%
Stephen J. Densberger (3)(5)         14,223                 -
Robert P. Keller                      1,568                 -
John R. Kreick                          261                 -
Hannah M. McCarthy                      250                 -
Martha E. O'Neill(6)                 17,126              1.0%
Charles J. Staab(3)(5)               11,876                 -
All directors and
officers as a group
(12 persons) (3)(5)                 121,804              6.7%

--------------------

<F1>  Shares beneficially owned means shares over which a person exercises sole or shared voting or investment power or shares of which a person has the right to acquire beneficial ownership within 60 days of March 3, 2000. Unless otherwise noted, the individuals and group above have sole voting and investment power with respect to shares beneficially owned.

<F2>  Calculation of percentages is based upon a total of 1,805,866 shares, which total includes shares outstanding and entitled to vote of 1,751,871 plus 53,995 shares which have not been issued but which may be issued within 60 days of March 3, 2000 if persons having rights to exercise stock options within such period exercise such rights.

<F3>  The individuals and group noted above have sole voting and investment power with respect to shares beneficially owned, except as stated in notes (4) through (6) below and except that voting and investment power is shared as follows: Mr. Arel - 3,761 shares, Mr. Bellavance
      - 4,179 shares, Mr. Densberger - 4,473 shares, Mr. Kreick - 261shares, Ms. McCarthy - 250 shares, Mr. Staab - 4,376 shares, and non-director officers as a group - 5,144 shares.

<F4>  Mr. Bellavance disclaims beneficial ownership of 1,483 of these shares.

<F5>  Includes shares subject to unexercised stock options previously granted which officers have a right to acquire within 60 days of March 3, 2000. Mr. Arel holds options to acquire 8,000 shares, Mr. Densberger holds options to acquire 7,500 shares, Mr. Staab holds options to acquire 4,500 shares and the officers of the Company as a group hold options to acquire a total of 7,993 shares within 60 days of March 3, 2000.

<F6>  Includes 8,217 shares owned by the Charles H. Nutt Surgical Hospital
      Trust, of which Ms. O'Neill is a trustee. Ms. O'Neill shares voting and investment power with the other Trustees over these shares. Ms. O'Neill disclaims beneficial ownership of these shares.

                            ELECTION OF DIRECTORS

General

      The Company's Board of Directors consists of nine members. The Articles of Incorporation classify the directors into three classes, each serving for three years, with one class being elected each year. The Board has nominated Maurice L. Arel, Joseph A. Bellavance and Robert P. Keller, all incumbent directors, for re-election to three-year terms expiring at the Annual Meeting of Shareholders in 2003.

      The Board of Directors recommends a vote FOR the election of the three nominees as directors of the Company.

Information as to Nominees and Continuing Directors

      Unless otherwise directed in the proxy, each proxy executed and returned by a shareholder will be voted FOR the election of the three nominees. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. All nominees have indicated to the Company their willingness to be nominated as directors and to serve as directors if elected. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as a director if elected.

      The following table sets forth information concerning the three persons nominated to serve on the Board of Directors and concerning the other directors continuing in office beyond the Annual Meeting.


                                                                   Other
                                    Director     Year Present    Position
                                   of Company      Term Will       With
Nominees (1)                Age       Since         Expire        Company
------------                ---    ----------    ------------    --------

Maurice L. Arel             62        1984           2000        President and
                                                                 Chief Executive
                                                                 Officer
Joseph A. Bellavance        60        1983           2000              ---

Robert P. Keller            62        1983           2000              ---

Continuing Directors (1)
------------------------

Charles E. Clough           69        1968           2001

John R. Kreick              55        1998           2001              ---

Martha E. O'Neill           42        1998           2001              ---

Stephen J. Densberger       49        1986           2002        Executive
                                                                 Vice President
Hannah M. McCarthy          53        1994           2002              ---

Charles J. Staab            50        1986           2002        Vice President,
                                                                 Treasurer and
                                                                 Chief Financial
                                                                 Officer

--------------------

<F1>  Except for Messrs. Densberger and Staab, all nominees and continuing directors are also directors of the Company's wholly-owned subsidiaries, Pennichuck Water Works, Inc. and The Southwood Corporation. Mr. Densberger is a director of Pennichuck Water Works, Inc. Messrs. Arel, Densberger and Staab are also directors and officers of the Company's other wholly-owned subsidiaries, Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc.

      The business experience of each of the above nominees, continuing directors and of the executive officers of the Company during the last five years, and certain other pertinent information, is as follows:

      Maurice L. Arel - Mr. Arel has served as President, Chief Executive Officer and a director of the Company since October 1984. Mr. Arel also serves as President, Chief Executive Officer and a director of the Company's subsidiaries, Pennichuck Water Works, Inc., The Southwood Corporation and Pennichuck Water Service Corporation. He is Chairman and a director of Pittsfield Aqueduct Company, Inc and Pennichuck East Utility, Inc.. He is the former Mayor of the City of Nashua, having served from 1977 to 1984. He received his Bachelor of Arts degree in Chemistry from St. Anselm College and his Master of Science degree in Physical Chemistry from St. John's University. He is a Commissioner of the Nashua Police Department, a director of Fleet Bank - NH, a Trustee of St. Anselm College of Manchester, New Hampshire and a member of the Board of Trustees of the Public Library of Nashua. He is Chairman of the National Association of Water Companies Government Relations Committee and a member of the American Chemical
Society, the American Water Works Association and the New England Water Works Association.

      Joseph A. Bellavance - Mr. Bellavance is President and General Manager of Bellavance Beverage Company, Inc. and President of Bellavance Realty Corporation, both of Nashua. He received his Bachelor of Science degree in Business Administration from the University of New Hampshire. He is a director of the New Hampshire Wholesale Beverage Association, "New Hampshire The Beautiful," and a member of the American Legion and the Nashua Rotary Club.

      Charles E. Clough - Mr. Clough is currently President of Freedom Partners, LLC. He holds a Master of Business Administration degree from the Amos Tuck School of Business and was affiliated with Nashua Corporation from 1957 until 1995. Mr. Clough also serves as a director of Hitchiner Manufacturing Company, Inc. of Milford, New Hampshire.

      Stephen J. Densberger - Mr. Densberger is Executive Vice President of the Company and has been affiliated with the Company since 1974. Mr. Densberger was the Treasurer of the Company from 1978 to 1983. Mr. Densberger also serves as Executive Vice President of Pennichuck Water Works, Inc. and as Vice President of The Southwood Corporation and Pennichuck Water Service Corporation. He is a director and President of Pittsfield Aqueduct Company, Inc. and of Pennichuck East Utility, Inc. and a director of Pennichuck Water Service Corporation.He holds a Master of Business Administration degree from the Whittemore School of Business and Economics of the University of New Hampshire. He is past President of the New Hampshire Water Works Association, past President of the New England Water Works Association, and is a member of the City of Nashua Board of Aldermen.

      Robert P. Keller - Mr. Keller is a Certified Public Accountant. From October 1991 until June 1994, he served as President and Chief Executive Officer of New Dartmouth Bank, of Manchester, New Hampshire. From August 1994 until March 1995, he served as President and Chief Executive Officer of Independent Bancorp of Arizona, Inc. of Phoenix, Arizona and Chairman and Chief Executive Officer of Caliber Bank, also of Phoenix, Arizona. Since June 1995, he has served as President and Chief Executive Officer of Dartmouth Capital Group, Inc., and since September 1995, as President and Chief Executive Officer of Eldorado Bancshares, Inc. and Chairman, President and Chief Executive Officer of Eldorado Bank of Laguna Hills, California. He is also Chairman and Chief Executive Officer of Antelope Valley Bank of Lancaster, California.

      John R. Kreick - Dr. Kreick served as President of Sanders Associates and as a vice president of the Lockheed Martin Corporation from January 1988 until March 1998. Dr. Kreick received his Bachelor of Science degree in physics from the University of Michigan in 1965. As a Rackman graduate fellow, he worked at University's Space Physics Research Laboratory and received his Masters of Science degree in physics in 1966. He received his Ph.D. in theoretical physics from the University of Michigan in 1969 and he holds eight patents in infrared and electro-optical technology. Dr. Kreick is a member of the National Research Council's Commission of Physical Sciences, Mathematics and Applications; a trustee of Rivier College; a member of the board of directors of the New England Council, Draper Labs and the Southern New Hampshire Regional Medical Center; and has served on numerous Department of Defense panels and committees. In 1993, Dr. Kreick received the Electronic Warfare Association's highest award - the Gold Medal of Electronic Warfare and is a recipient of Aviation Week magazine's Aerospace Laurels Award for his long-term contributions to electronic warfare.

      Hannah M. McCarthy - Ms. McCarthy is President of Daniel Webster College in Nashua, New Hampshire, a position which she has held since June, 1980. She earned her BA at Simmons College, and has done graduate work at Rivier College and New Hampshire College. Ms. McCarthy serves as a director of the New Hampshire College and University Council and the Boys & Girls Club of Nashua.

      Martha E. O'Neill - Ms. O'Neill has been practicing as an attorney with the law firm of Clancy & O'Neill, P. A. in Nashua since 1982. She is a graduate of Wellesley College and Georgetown University Law Center. Ms. O'Neill serves on the Rivier College Board of Trustees, Rivier College Paralegal Department Advisory Board, Mary A. Sweeney Home Board of Trustees, Charles H. Nutt Surgical Hospital Board and the Boys & Girls Club of Greater Nashua, Inc. Charitable Foundation Board of Trustees.

      Charles J. Staab - Mr. Staab is Vice President, Treasurer and Chief Financial Officer of the Company and has been Treasurer since 1983. Mr. Staab also serves as Vice President and Treasurer of Pennichuck Water Works, Inc. and The Southwood Corporation. He is Treasurer and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. He holds a Master of Business Administration degree from Rivier College, and is a Certified Public Accountant. He is a member of the Finance Committee of the National Association of Water Companies, a member of the Board of Directors of the Nashua YMCA and the Home Health & Hospice Care. He is a past director of the Nashua Children's Association and the United Way of Greater Nashua, and former President of the Northern New England chapter of the Financial Executives Institute.

      Bonalyn J. Hartley - Ms. Hartley has been with the Company since 1979 and was elected Vice President-Controller of the Company, Pennichuck Water Works, Inc. and The Southwood Corporation in 1991. She is also Controller and a director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. She is a graduate of Rivier College with a Bachelor of Science Degree in Business Management. Ms. Hartley serves as a Trustee and Vice Chairperson of the Southern New Hampshire Regional Medical Center and as a Director and Vice Chairperson of the Rivier College Alumni Association. She is also a member of the New England Chapter of the National Association of Water Companies and a member of the New England Water Works Association. Ms. Hartley is 55 years old.

      Donald L. Ware - Mr. Ware is Vice President of Engineering for the Company. He joined the Company in April 1995 and also serves as the Vice President of Engineering for Pennichuck Water Works, Inc. and The Southwood Corporation. He is also a Vice President and director of Pennichuck Water Service Corporation, Pennichuck East Utility, Inc. and Pittsfield Aqueduct Company, Inc. Prior to joining the Company, Mr. Ware was the general manager of the Augusta Water District in Augusta, Maine. He holds a Bachelor of Science degree in Civil Engineering from Bucknell University and is a licensed professional engineer in New Hampshire, Massachusetts and Maine. Mr. Ware is 43 years old.

      During the year ended December 31, 1999, the Board of Directors of the Company held 7 meetings. The Board of Directors has established an Audit Committee, a Compensation and Benefits Committee and a Nominating Committee. These committees served the specific functions, and held the number of meetings, as described below. Each director nominee and continuing director attended 75% or more of the total of the number of meetings of the Board of Directors and the number of meetings of all committees of the Board on which he or she served.

Audit Committee

      The Audit Committee, presently comprised of Messrs. Keller and Bellavance and Ms. McCarthy, met twice in 1999. The Audit Committee is required to recommend an independent firm to serve as the Company's auditors and to review with such firm the scope of its audit and its findings with respect thereto.

Compensation and Benefits Committee

      The Compensation and Benefits Committee, comprised of Messrs. Clough, Keller and Kreick met four times during 1999. The Compensation and Benefits Committee is charged generally (i) to establish compensation for employees of the Company, (ii) to monitor the operation of the Company's qualified noncontributory, defined benefit pension plan and the Company's Savings Plan for Employees and the performance of the trustee and administrator of these Plans, and to recommend changes to the Board, as and when appropriate, and (iii) to administer the Company's 1995 Stock Option Plan.

Nominating Committee

      The Nominating Committee, comprised of Mr. Bellavance, Ms. McCarthy and Ms. O'Neill met once during 1999. The Nominating Committee is charged generally with recommending for nomination to the Board of Directors, and as officers of the Company, those available individuals who are best qualified to serve in such capacities. The Nominating Committee will consider recommending names submitted by shareholders for nomination as Directors provided that such names are delivered to the Secretary of the Company by December 15 preceding the annual meeting at which such nominations will be acted upon.

Compensation of Directors

      The Directors of the Company currently receive a fee of $6,000 annually and $600 for each Board and committee meeting they attend. Each Committee chairman also receives an additional $1,500 annually. Each of the independent members of the Board of Directors, namely Messrs. Bellavance, Keller and Kreick, and Mesdames McCarthy and O'Neill, also received 100 shares of common stock as additional compensation for services rendered as Directors; independent Director Clough received such compensation in the form of common share equivalents pursuant to a deferred compensation agreement. Directors who are also salaried employees of the Company do not receive any separate compensation for services as a Director of the Company or of its subsidiaries.

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and beneficial owners of more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission ("SEC"). Generally, these persons must file such reports at the time they first become subject to Section 16(a) reporting, and thereafter on a monthly basis following a change in ownership, if any. Officers, directors and such greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. The Company is required by SEC regulation to identify in its proxy statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from each of such persons that no other reports were required, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.


      PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
      TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES


      The authorized capital stock of the Company as of March 3, 2000 consisted of 5,000,000 shares of common stock, par value $1.00 per share, of which 1,751,871 shares were outstanding; and (i) 15,000 shares of preferred stock, par value $100.00 per share, none of which is outstanding, and (ii) 100,000 shares of preferred stock, no par value, none of which has been issued. Accordingly, the Company has available for issuance 3,248,129 authorized but unissued shares of common stock, of which 56,486 shares have been reserved for issuance under the Company's 1995 Stock Option Plan and 105,535 shares have been reserved for issuance under the Company's Dividend Reinvestment and Common Stock Purchase Plan. This leaves 3,086,108 shares of common stock available for other purposes.

      The Board of Directors of the Company has adopted a resolution setting forth a proposed amendment to Article IV of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 shares to 11,500,000 shares, at the same par value of $1.00 per share, and further providing that the amendment be submitted to a vote of the Company's shareholders. The additional shares of common stock for which such authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

      The Amendment would delete the first sentence of Article IV of the Articles of Incorporation and substitute in place thereof the following:

      Except as provided in Article VII, the aggregate number of shares of capital stock which the corporation shall have authority to issue is:
      Eleven Million Five Hundred Thousand (11,500,000) shares of common stock, having par value of One Dollar ($1.00) per share, and Fifteen Thousand (15,000) shares of preferred stock, have par value of One Hundred Dollars ($100.00) per share. [no change to the remainder of the Article]

      The Company has no present plans or understandings with respect to issuing the uncommitted authorized shares of common stock. Such shares will be available for issuance from time to time to such persons and for such consideration as the Board of Directors of the Company may determine. Such issuance may be made without shareholder approval except as otherwise required by applicable law. The additional shares of common stock proposed to be authorized, together with shares presently authorized but unissued, will be available for issuance to the Company's shareholders in connection with stock dividends and stock splits, for issuance in transactions to support further asset growth, and to finance acquisitions as and when opportunities for such acquisitions may arise. The additional shares of common stock will also be available to provide shares of capital stock necessary to support the implementation of a "shareholder rights plan", or similar instrument, if any (often called a "poison pill"), that may be adopted by the Board of Directors in the future.

      This Amendment is not being presented in response to any effort to accumulate the Company's shares or to obtain control of the Company. Nevertheless, the amendment, if adopted, could be used to thwart a hostile takeover attempt of the Company. Having a substantial number of shares of common stock available for issuance could be used by the Company's established Board of Directors to facilitate placement of a block of stock in the hands of parties sympathetic to management and opposed to any attempt to gain control of the Company. No such private placement in friendly hands is contemplated or foreseen by the Company. The additional shares could also be used to dilute the stock ownership of persons seeking to gain control of the Company, as by issuing shares in a defensive acquisition. However, the Company does not anticipate making acquisitions with a view to fending off takeover attempts, or for any purpose other than strengthening the enterprise and benefiting all its shareholders.

      Finally, the additional shares would support the defensive mechanisms of a shareholder rights plan if and when adopted by the Board of Directors.
The Board has recently renewed its evaluation of the merits of such a plan; the increase in the number of authorized common shares sought by this proposed amendment is directly related to the Board of Directors consideration of adopting a shareholder rights plan. Rights plans are intended to deter certain coercive tactics but may have anti-takeover effects; when implemented, such a plan generally causes substantial dilution to a person or group that acquires a certain percentage of a company's stock without the board of directors having redeemed the rights. Such plans are intended to encourage potential acquirors to negotiate an acquisition with a board of directors prior to the acquisition bid and thus enable a board of directors to have a reasonable opportunity to consider any acquisition proposal that may arise. Such rights do not necessarily interfere with any merger or business combination approved by a board of directors because such rights are generally redeemable under certain circumstances.

      The Articles of Incorporation and/or Bylaws of the Company already contain provisions that may be viewed as having the effect of impeding efforts to acquire control of the Company. The following is an itemization of these measures.

* The Board of Directors has the existing authority to issue up to 100,000 shares of preferred stock upon terms, including terms relating to voting rights, as may be determined by the Board of Directors.

* The so-called "fair price" provisions of the Company's Articles of Incorporation which, in general: (a) require approval by the holders of two-thirds of the shares entitled to vote in order for the Company to enter into certain business combinations with a holder of more than 10% of the shares entitled to vote (an "Interested Shareholder") unless (i) certain minimum price and procedural requirements are met; or (ii) the transaction is approved by at least a majority of the Board of Directors who are unaffiliated with the Interested Shareholder and were Directors before the Interested Shareholder became an Interested Shareholder; and (b) require that the shareholder vote required to amend or repeal the fair price provisions, or to adopt any provision inconsistent therewith, shall be two-thirds of the shares entitled to vote.

* Classification of the Board of Directors into three classes serving staggered three-year terms, with approximately one-third of the Board being elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the Board in a relatively short period of time, thus providing the Board with additional time to evaluate proposed takeover efforts and to consider alternatives to such proposals in the best interests of the shareholders.

* Removal of a Director or Directors only if the removal is approved by a vote of two-thirds of the shares entitled to vote.

* Fixing the size of the Board of Directors at not less than three and no more than thirteen, with the exact number of Directors to be determined from time to time by the Board.

* Providing that vacancies on the Board of Directors, including vacancies created by an increase in the number of directorships, shall be filled only by majority vote of the remaining Directors then in office with Directors elected to fill a vacancy to serve for the remainder of the full term of his predecessor in office and Directors elected by reason of an increase in the number of directors to serve until the next annual meeting of shareholders.

* Requiring vote of two-thirds of the shares entitled to vote in order to amend or repeal the above provisions, or to amend or repeal Bylaw changes made by the Board of Directors.

      The Board of Directors of the Company recommends a vote FOR the proposal to amend Article IV of its Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,00 shares to 11,500,000 shares of common stock, par value $1.00 per share. The affirmative vote of a majority of shares entitled to vote is necessary to adopt this proposal to amend the Articles of Incorporation.

                     APPROVAL OF 2000 STOCK OPTION PLAN

Proposal

      The Board of Directors has adopted the 2000 Stock Option Plan (the "2000 Plan") for key employees of the Company and its subsidiaries, subject to approval of the 2000 Plan by the Company's shareholders. If approved by the shareholders, the 2000 Plan will be deemed to have become effective as of March 3, 2000.

      Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of the Company's common stock that can be issued under the 2000 Plan is 150,000. The shares issued by the Company under the 2000 Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2000 Plan do not vest or otherwise revert to the Company, the shares of the Company's common stock represented by such awards may be the subject of subsequent awards.

Recommendation

      The Board of Directors believes that incentive stock options can play an important role in the success of the Company by encouraging and enabling key employees of the Company and its subsidiaries, upon whose decisions, actions and counsel, the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of participants in the 2000 Plan with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company. Under the Company's stock option plan adopted in 1995 (the "1995 Plan"), no additional options may be granted after March 9, 2005, the tenth anniversary of its adoption. There are currently stock options to acquire 17,988 shares of the Company's common stock reserved for future grant under the 1995 Plan.

      The Board of Directors believes that the proposed 2000 Plan will help the Company to achieve its goals by keeping the Company's incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2000 Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve the Plan. The Board of Directors recommends that the 2000 Stock Option Plan be approved, and therefore recommends a vote FOR this proposal.

Summary of the 2000 Stock Option Plan

      The following description of certain features of the 2000 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2000 Plan which is attached hereto as Appendix I.

      Plan Administration; Eligibility. The 2000 Plan is administered by the Compensation and Benefits Committee (the "Committee"). All members of the Committee must be "disinterested persons" as that term is defined under the rules promulgated by the Securities and Exchange Commission.

      The Committee has power to make recommendations to the Board concerning the employees to whom options shall be granted, the number of shares to be represented by each option and the vesting provisions, if any, of each option. The Committee also determines the other terms and conditions of each award, subject to the provisions of the 2000 Plan, and is empowered to make determinations regarding, and prescribe rules relating to, the Plan.

      Options shall be granted by the Board of Directors and may be granted only to those employees of the Company and its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company, as recommended from time to time by the Committee. The class of persons eligible to receive options is expected to be approximately twenty employees of the Company or its subsidiaries.

      Stock Options. The 2000 Plan permits the granting of options to purchase the Company's common stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby provide Plan participants with favorable income tax consequences. The exercise price of each option will be determined by the Committee but may not be less than 100% of the fair market value of the Company's common stock on the date of grant.

      The term of each option will be fixed by the Compensation and Benefits Committee and may not exceed ten years from date of grant. The Committee will determine, subject to the provisions of the 2000 Plan, the period of time, if any, after disability or termination of employment during which options may be exercised. Options may be exercisable in installments, and the exercisability of options may be accelerated by the Board of Directors in certain instances.

      Upon exercise of options, the option exercise price must be paid in full either in cash or by check or other instrument acceptable to the Committee, or if the Committee so permits, by delivery of shares of the Company's common stock already owned by the optionee.

      To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

      Adjustment for Stock Dividends, Mergers, etc. The Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger or sale of the Company, the Board of Directors, in its discretion, may provide for substitution or adjustments of outstanding options, or may accelerate the vesting and provide for termination of unexercised options which are not exercised within the time prescribed by the Board with or without payment of cash consideration.

      Amendments and Termination. Subject to certain limitations, the Board of Directors may at any time amend or terminate the 2000 Plan. However, no such action may be taken which affects any rights under outstanding options without the optionee's written consent and, further, plan amendments shall be subject to approval by the Company's shareholders if and to the extent required by the Exchange Act, to ensure that awards granted under the 2000 Plan are exempt under Rule 16b-3 promulgated under the Exchange Act, or required by the Code to preserve the qualified status of Incentive Options.

      Effective Date of the 2000 Stock Option Plan. The 2000 Plan will become effective as of March 3, 2000; provided, holders of at least a majority of the shares of the Company's common stock present or represented and entitled to vote at the Annual Meeting vote to approve the 2000 Plan at such Meeting. For purposes of the vote on the 2000 Plan, abstentions and broker non-votes will have the same effect as votes against the 2000 Plan. Awards of stock options may be granted under the 2000 Plan until March 2, 2010.

Tax Aspects Under the U.S. Internal Revenue Code

      The following is a summary of the principal federal income tax consequences of option grants under the 2000 Plan. It does not describe all federal tax consequences under the 2000 Plan, nor does it describe state or local tax consequences.

Incentive Options
-----------------

      Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of any Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, (such periods referred to in (a) and (b), the "holding period") the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (a) the lesser of (i) the amount, if any, realized on the disposition and (ii) the fair market value of the shares on the date the option was exercised over (b) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The employee will be considered to have disposed of his or her shares if he or she sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition. The holding period requirements are waived in the event of an employee's death. The exercise of an Incentive Option may subject the employee to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment accorded qualified dispositions of employees under Secion 421(a) of the Code is desregarded and the bargain purchase element of the incentive option will be considered part of AMT income.

      An employee who surrenders shares of the Company's common stock in payment of the exercise price of his Incentive Option generally will not, under proposed Treasury Regulations, recognize any gain or loss upon the surrender of such shares. The surrender of shares of the Company's common stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares of the Company's common stock. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares of the Company's common stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above. In the event of a merger or other acquisition of the Company, the exchange of Company common stock for shares of the acquiring company's stock upon the exercise of Incentive Options may be a disqualifying disposition.

      Under proposed Treasury Regulations, all of the shares of the Company's common stock received by an employee upon exercise of an Incentive Option by surrendering shares of the Company's common stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of the Company's common stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash. The favorable tax treatment available to employees is dependent upon employees exercising the options in accordance with the terms of the Plan and the option grant.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Executive Officers

      The following table sets forth information for the fiscal years ended December 31, 1999, 1998 and 1997 concerning the compensation paid to the Chief Executive Officer and the other highest paid executive officers ("Named Executive Officers") for services performed in all capacities; no other executive officer of the Company received total cash compensation in excess of $100,000 during the fiscal year ended December 31, 1999.

                                                                            Securities
Name and Principal     Fiscal Year                                          Underlying    All Other
Position               End Dec 31     Salary      Bonus (1)    Other (2)    Options       Compensation (3)
--------               ----------     ------      ---------    ---------    ----------    ----------------

Maurice L. Arel,
President and Chief
Executive Officer         1999        $166,000    $45,864         -0-          3,000          $43,647
                          1998        $159,327    $50,000         -0-          3,000          $42,293
                          1997        $143,125    $37,512         -0-          1,500          $38,862

Stephen J.
Densberger,
Executive Vice
President                 1999        $105,306    $20,622         -0-          1,500          $5,524
                          1998        $100,983    $19,285         -0-          1,500          $5,746
                          1997        $ 90,742    $15,503         -0-            750          $3,966

Charles J. Staab,
Vice President,
Treasurer and Chief
Financial Officer         1999        $ 93,271    $16,377         -0-          1,500          $4,158
                          1998        $ 89,031    $14,384         -0-          1,500          $3,943
                          1997        $ 78,743    $11,473         -0-            750          $2,900

--------------------

<F1>  Bonus awards for services rendered during such year and paid in the following year.

<F2>  No information is given with respect to other compensation paid to or distributed in kind where such compensation did not exceed the lesser of $50,000 or 10% of the total reported salary and bonus.

<F3>  For the fiscal years ended December 31, 1999, 1998 and 1997, respectively, for Mr. Arel includes (i) the cost to the Company for the purchase of a term life insurance policy ($6,214, $6,308 and $3,041), (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($6,480, $5,264, and $5,300) and
      (iii) Company contributions to insurance premium paid with respect to Insurance Funded Deferred Compensation Agreement ($30,953, $30,721 and $30,521). For fiscal years ended December 31, 1999, 1998 and 1997, respectively, for Mr. Densberger includes (i) the cost to the Company for the purchase of a term life insurance policy ($1,813, $1,786 and $813) and (ii) Company contributions to the elective Savings Plan for Employees of Pennichuck Corporation ($3,738, $3,960 and $3,153). For fiscal years ended December 31, 1999, 1998 and 1997, respectively, for Mr. Staab includes (i) the cost to the Company for the purchase of a term life insurance policy ($971, $928 and $538) and (ii) Company contributions to the Elective Savings Plan for Employees of Pennichuck Corporation ($3,230, $3,015 and $2,362).

Stock Option Grants During the Fiscal Year Ended December 31, 1999

      The following table sets forth information concerning the grant of stock options to acquire shares of the Company's common stock under the 1995 Stock Option Plan to the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 1999.


                            Number of
                           Securities           Percent of Total
                           Underlying          Options Granted to           Exercise         Expiration
Name                     Options Granted    Employees in Fiscal Year    Price($/Share)(1)       Date
----                     ---------------    ------------------------    -----------------    -----------
Maurice L. Arel               2,000                   20%                    $21.00          Jan 8, 2009

Stephen J. Densberger         1,500                   15%                    $21.00          Jan 8, 2009

Charles J. Staab              1,500                   15%                    $21.00          Jan 8, 2009

--------------------

<F1>  The exercise price of the options granted is equal to the fair market value of the Company's common stock on the date of grant. The options are exercisable on the date of the grant and expire ten years thereafter.

Stock Option Exercises and Fiscal Year End Values

      The following table sets forth information concerning the exercise of stock options by the Chief Executive Officer and the Named Executive Officers during the fiscal year ended December 31, 1999, and the number and value of unexercised options held by those officers at fiscal year end. The value realized on the shares acquired on exercise is the difference between the exercise price and the fair market value on the date of exercise. The value of unexercised, in-the-money options at December 31, 1999, is the difference between its exercise price and the fair market value of the underlying stock on such date. These values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of Company common stock on the date of exercise.


                                                                                    Value of Unexercised In-the-
                                                     Number of Unexercised          Money Options at Fiscal Year
                         Shares                     Options at Fiscal Year End      End (1)
                         Acquired On    Value       --------------------------      ----------------------------
Name                     Exercise       Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                     ----------- -----------    -----------    -------------    -----------    -------------

Maurice L. Arel            12,000       $127,005       2,000            -0-           $23,750           -0-

Stephen J. Densberger       4,500        $55,125       4,500            -0-           $80,685           -0-

Charles J. Staab            3,300        $38,208       4,500            -0-           $50,377           -0-

--------------------

<F1>  The closing price of the Company's common stock as reported on the
      Nasdaq National Market System on December 31, 1999 was $32.875 per share and is used in calculating the value of unexercised options.

                  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Board of Directors, as recommended by its Audit Committee, has appointed Arthur Andersen LLP as the independent accountants for the Company for the fiscal year ending December 31, 2000, subject to ratification of the shareholders. The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent accountants for the Company to audit the books and accounts of the Company for the fiscal year ending December 31, 2000. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will have the opportunity to make a statement, should they desire to do so, and are expected to be available to respond to questions.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Maurice L. Arel, the Company's President and Chief Executive Officer, is a director of Fleet Bank-NH. The Company has available a $2.5 million unsecured line of credit facility with Fleet Bank-NH at interest rates tied to the Bank's cost of funds; at the end of 1999, no amounts were outstanding under that credit facility. The Company also has two term notes totaling $6 million with Fleet Bank - NH at December 31, 1999. The Company maintains its primary depository and disbursing accounts with Fleet Bank-NH.

                           SHAREHOLDERS' PROPOSALS

      Shareholders who desire to present proposals for consideration by the Company's shareholders at the next Annual Meeting of Shareholders, which will be held on or about April 20, 2001, will be required to advise the Company in writing of the proposal on or prior to December 1, 2000.

                                OTHER MATTERS

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than those items set forth in the Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matters which may properly be presented for action at the meeting.

                                 APPENDIX I

                        PENNICHUCK CORPORATION

                        2000 STOCK OPTION PLAN

      1. Purpose of the Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to Employees of Pennichuck Corporation or any present or future Parent or Subsidiary of Pennichuck Corporation to promote the success of business by providing for or increasing the proprietary interests of such Employees in the Company. It is intended that options issued pursuant to this Plan shall constitute "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

      2. Definitions. As used herein, the following definitions shall apply:

      (a)  "Board" means the Board of Directors of the Company.

      (b) "Common Stock" means the common stock of the Company, par value $1.00 per share.

      (c) "Company" means Pennichuck Corporation, a business corporation organized under the laws of The State of New Hampshire.

      (d)  "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the Committee appointed by the Board in accordance with Paragraph 4(a) hereof.

      (f) "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Employment or Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board, or in the case of transfers between locations of the Company or any Subsidiary or its Parent.

      (g) "Disinterested Persons" means an administrator of the Plan who is not at the time he or she exercises discretion in administering the Plan eligible, has not at any time within one year prior thereto been eligible,and for one year after so serving will not be eligible, for selection as a person to whom stock may be allocated or to whom stock options may be granted pursuant to the Plan or any other plan of the Company entitling the participants therein to acquire stock or stock options of the Company.

      (h) "Employee" means any person employed on a full-time basis by the Company or any present or future Parent or Subsidiary of the Company.

      (i)  "Option" means a stock option granted pursuant to this Plan.

      (j)  "Optioned Stock" means Common Stock subject to an Option.

      (k)  "Optionee" means an Employee who receives an Option.

      (l) "Parent" means any present or future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

      (m)  "Plan" means this 2000 Stock Option Plan.

      (n) "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

      (o) "Subsidiary" means any present or future corporation which would be a "subsidiary corporation" as defined in Subsection 424(f) and (g) of the Code.

      3. Shares Subject to the Plan. Except as otherwise required by the provisions of Paragraph 11 hereof, the aggregate number of Shares of Common Stock which may be optioned and sold under the Plan is 150,000 Shares.

      If an Option issued pursuant to the Plan should be cancelled, expire or become unexercisable without having been exercised in full, as a result of termination of the Optionee's employment, voluntary surrender of the Option or otherwise, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, be available for future grant of other Options under the Plan.

      4.  Administration of the Plan.
          ---------------------------

      (a) Committee. The Plan shall be administered by a Committee consisting of not less than three Disinterested Persons appointed by the Board.

      (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion: (i) to determine, upon review of relevant information and in accordance with
Section 8 of the Plan, the fair market value of the Common Stock; (ii) to consider and make recommendations to the Board concerning the Employees to whom, and the time or times at which, Options shall be granted, the number of Shares to be represented by each Option and the vesting provisions, if any, of each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) except as limited by this Plan, or otherwise determined by the Board, to determine the terms and provisions of each Option grant (which need not be identical), including without limitation restrictions on transferability of the Optioned Stock; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; (vii) to accept the surrender of Options and the substitution of new Options in exchange therefor; (viii) to recommend to the Board that the time or times at which any Option may be exercised be accelerated or deferred (with the consent of the Optionee) but in no event beyond the term of the Option under Section 7; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan and to exercise such other power and authority as may be delegated to it by the Board from time to time.

      (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

      5.  Eligibility.
          ------------

      (a) Options shall be granted by the Board and may be granted only to Employees who are in positions in which their decisions, actions and counsel significantly impact the profitability of the Company. In determining the Employees to whom Options shall be granted, and the number of Shares to be covered by each Option, the Board shall consider current position, current salary and other compensation, value of services rendered and expected to be rendered, recommendations of senior management and other relevant factors. Directors who are not also Employees shall not be eligible to receive Options. An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options. No Employee who owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary of the Company, may receive any Options.

      The maximum aggregate fair market value (determined at the time the Option is granted) of the Shares with respect to which Options are exercisable for the first time during any calendar year by an Employee under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Company or of any present or future Parent or Subsidiary of the Company, shall not exceed $100,000.

      (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment, nor shall it interfere in any way with his or her right or the Company's or, where applicable, its Parent's or a Subsidiary's right to terminate his or her employment at any time, which right is hereby reserved. Selection for participation in the Plan in one year does not necessarily imply selection in another year.

      6.  Term of Plan.
          -------------

      (a) The Plan shall become effective upon the date of its adoption by the Board ("Effective Date"), subject to the approval of the Plan by the shareholders of the Company within 12 months after the Effective Date. It shall continue in effect for a term of 10 years unless sooner terminated under Section 14 of the Plan. No Option shall be granted after 10 years from the date of the Plan's adoption by the Board.

      (b) Pending shareholder approval of the Plan, grants of Options may be made by the Board, subject to shareholder approval of the Plan, but any such options shall be contingent upon such shareholder approval being obtained and no Option may be exercised prior to the date shareholder approval is obtained.

      7. Term of Option. The term of each Option, within which it may be exercised, shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Option grant. In addition, each Option shall be subject to early termination as provided in the Plan.

      8.  Exercise Price and Methods of Payment.
          --------------------------------------

      (a) The price per Share at which each Option granted under the Plan may be exercised shall not, as to any particular Option, be less than its fair market value at the time such Option is granted. Fair market value shall be determined by the Board in the following manner: (i) if on the date of the granting of an Option, sales prices for the Common Stock are regularly reported on a stock exchange or market, then the price per Share shall be no less than the closing price reported on such exchange or market on the most recent trading day preceding the date such Option is granted or if there are no such sales on said date, then the price per share shall be the mean between the closing bid and asked prices on such date as and if so reported; (ii) if no such sales prices or bid and asked quotations are reported for such date, then the price per share shall be determined as of the next reasonably current, prior date for which such final sales price (if available) or closing bid and asked prices (if no final sales price is reported) are reported; or (iii) if no information is available which satisfies the above requirements, the Committee shall make a good faith determination of fair market value based upon the information reasonably available to it at that time.

      (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, other Shares of Common Stock having a fair market value (determined by the Committee) equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment.

      9.  Exercise of Option.
          -------------------

      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable in whole at any time during the term of the Option, or in part (but not as to less than 10 Shares at any one time) from time to time during such term, upon such terms and conditions as determined by the Board at the date of grant and as shall be permissible under the terms of the Plan; provided, however, that subject to Sections 9(b), (c) and (d), an Option shall be exercisable only by an Optionee who has maintained Continuous Status as an Employee since the date of the grant of the Option, unless otherwise determined by the Committee, in its sole discretion.

      An Option may be exercised, subject to provisions hereof relative to its termination and limitations on its exercise, from time to time only by
(a) written notice of intent to exercise the Option with respect to a specified number of Shares, and (b) payment to the Company (contemporaneously with delivery of each such notice) of the amount of the Option price, payable as determined by the Committee consistent with Section 8(b) of the Plan. If any portion of the exercise price is paid in Shares, such Shares shall be tendered at their then fair market value as determined by the Committee in accordance with Paragraph 8(a) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 11 of the Plan.

      Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Exercise During Employment or Following Death. Unless otherwise provided in the terms of an Option, and except as provided in subparagraphs (c) and (d) below, an Option may be exercised by an Optionee only while he or she is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Option, except if his or her Continuous Employment is terminated by reason of death then to the extent that the Optionee would have been entitled to exercise the Option immediately prior to his or her death, such Option of the deceased Optionee may be exercised within ninety (90) days from the date of his or her death (but no later than the date on which such Option would otherwise expire) by the person or persons (including his or her estate) to whom his or her rights under such Option shall have passed by will or by laws of descent and distribution.

      (c) Option Rights Upon Disability. If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while an Employee, the Committee, in its discretion, may allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within one year after the date of termination of employment due to disability, unless either the Option or the Plan otherwise provides for earlier termination.

      (d) Option Rights Upon Termination of Employment. If an Optionee ceases to be an Employee for any reason other than death or disability, his or her Option shall immediately terminate; provided, however, that the Committee may, in its discretion, allow the Option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three months after the date of termination of employment, unless either the Option or the Plan otherwise provides for earlier termination of the Option.

      For purposes of subparagraphs (b), (c) and (d) above the Committee's determination whether an Optionee's employment has ceased, and the effective date thereof, shall be final and conclusive with regard to all persons affected thereby.

      10. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

      11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the aggregate number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.
Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

      In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

      In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within the time prescribed by the Board in its sole discretion or the Board may provide for each outstanding Option to be assumed or for an equivalent Option to be substituted by a successor corporation in the transaction.

      12. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

      13. Modification of Options. At any time and from time to time the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him or her by the grant of a new Option at such time, or impair the Option without the consent of the holder of the Options.

      14.  Amendment and Termination of the Plan.
           --------------------------------------

            (a) Amendment and Termination. The Board may terminate or amend the Plan from time to time in such respects as the Board may deem advisable;provided, however, that the following amendments shall require approval of the shareholders of the Company:

                  (i) any change in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11;

                  (ii) any material modification in the designation of the class of persons eligible to be granted Options;

                  (iii)    any change in the minimum Option price under
            Section 8, other than pursuant to Section 11, or any extension of the period within which Options may be exercised;

                  (iv) removal of the administration of the Plan from the Committee; or

                  (v) any material increase in the benefits accruing to participants under the Plan.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

      15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with any applicable provisions of law, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      Inability of the Company to obtain any ruling, decision, order, registration or approval from any regulatory body or authority deemed by the Company's counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

      As a condition to the exercise of an Option, the Company may require the person exercising such Option to provide at the time of any such exercise such representations and warranties as the Company shall deem necessary to assure compliance with applicable laws, rules, regulations and interpretations, including representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares or any other representations and warranties necessary or advisable to assure the availability of any exemption from the registration requirements of federal or state laws.

      Each Option shall include such terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor or regulation thereunder. Subject to the limitations of Section 14, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of this Plan or any awards or agreements thereunder for such purpose.

      The recipient of any Option under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him or her.

      16. Reservation of Shares. The Company, during the term of this Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

      17. Option Grant. Options shall be evidenced by written Option grants in such form as the Board or the Committee shall approve.

      18.  General Provisions.
           -------------------

            (a) Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

            The obligations of the Company under the Plan shall be conditional on the payment of such withholding amount, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such amount from any obligations otherwise due from any of them to the Optionee.

            (b) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Hampshire.


                                    PROXY
                           PENNICHUCK CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of Pennichuck Corporation ("Company") hereby appoints Robert P. Keller and Charles E. Clough, and each of them, with full power of substitution in each, as proxies for the undersigned to vote, as designated below, all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. on Thursday, April 20, 2000 at the Nashua Marriot Hotel, 2200 Southwood Drive, Nashua, New Hampshire, or any adjournments thereof.

      This proxy when properly executed will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company at 4 Water Street, Nashua, New Hampshire, either a written revocation of the proxy or a duly executed substitute bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement.

      If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

SEE REVERSE                                                  SEE REVERSE
   SIDE              CONTINUED AND TO BE SIGNED               SIDE
                      ON THE REVERSE SIDE

The Board of Directors Recommends a vote "FOR" Proposals 1, 2, 3 and 4.

1.    Election of Directors.

      Nominees:  Maurice L. Arel, Joseph A. Bellavance and Robert P. Keller

                         [ ]  FOR        [ ]WITHHELD

[ ]
                   For all nominees except as noted above

2. Proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000.

          [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

3. Proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 5,000,000 to 11,500,000.

          [ ]  FOR         [ ]  AGAINST       [ ]  ABSTAIN

4.    Proposal to approve the Pennichuck Corporation 2000 Stock Option Plan.

          [ ]  FOR        [ ]  AGAINST       [ ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

IMPORTANT: THIS IS YOUR PROXY. Please date, sign and return this proxy promptly in the enclosed envelope.

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Signature:_____________________        Date:________________


Signature:_____________________        Date:________________